Exhibit 99.1

Flowserve Corporation Reports First Quarter 2019 Results

  Bookings of $1.07 billion is the highest quarterly level in over three years
  First quarter 2019 free cash flow improved significantly year-over-year
  Strong margin expansion driven by ongoing Flowserve 2.0 transformation

DALLAS--(BUSINESS WIRE)--May 2, 2019--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the first quarter ended March 31, 2019.

First Quarter 2019 Highlights (all comparisons to the 2018 first quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) were $0.44, and Adjusted[1] EPS of $0.41
    Pre-tax adjusted items include an approximate $3.5 million net gain on realignment and transformation activities and approximately $2.7 million of negative below-the-line FX impact
    Adjusted EPS increased approximately 52% year-over-year
  Total bookings were $1.07 billion, up 14.9%, or 19.3% on a constant currency basis, and included approximately 1.5% negative impact related to divested businesses
    Aftermarket bookings were $511 million, or 48% of total bookings, up 5.8%, or 10.4% on a constant currency basis
    Original equipment bookings were up 24.5%, or 28.5% on a constant currency basis
  Backlog as of March 31, 2019 was $2.1 billion, up 9.2% versus 2018 year-end, on 1.2 book-to-bill
  Sales were $890 million, down 3.3%, or up 0.4% on a constant currency basis and included approximately 1.0% negative impact related to divested businesses
    Aftermarket sales were $470 million, up 3.4%, or 7.9% on a constant currency basis
  Reported gross and operating margins were 33.0% and 10.2%, up 350 basis points and 530 basis points, respectively
    Adjusted gross and operating margins[2] were 33.7% and 9.9%, up 340 basis points and 310 basis points, respectively

“Flowserve’s 2019 first quarter results represent a good start to the year. Execution on our ongoing Flowserve 2.0 transformation, including the commercial intensity initiatives, has allowed us to capture an increased rate of customer aftermarket spending and project investment, driving a 19.3% increase in constant currency bookings for the quarter,” said Scott Rowe, Flowserve’s president and chief executive officer. “Additionally, we have improved the quality of our backlog and lowered product cost through our operations workstream, resulting in strong year-over-year improvement in our reported and adjusted gross and operating margins.”

Lee Eckert, Flowserve’s senior vice president and chief financial officer, added, “Our first quarter 2019 results support our full-year outlook, including our expectations for strong growth in full-year 2019 Adjusted EPS[1]. We were especially pleased that our Flowserve 2.0 transformation efforts and continued focus on cash flow generation resulted in solid working capital performance and free cash flow improvement of $160 million compared to the 2018 first quarter.”

Rowe concluded, “We are building momentum with our Flowserve 2.0 program to drive additional operational and productivity improvements across all levels of the organization. We expect to further leverage our recently combined pump segments to better serve our customers and capitalize on improving markets. I am confident that our ongoing transformation initiatives will position the Company to deliver on our 2019 full-year expectations and create significant long-term value for our customers, employees and shareholders.”

Full Year 2019 Guidance[3]

Flowserve reaffirmed its 2019 guidance, including its Reported and Adjusted EPS target range of $1.60 to $1.80 and $1.95 to $2.15, respectively. Both the Reported and the Adjusted EPS target range includes the expected revenue increase of approximately 4.0% to 6.0% year-over-year, and are based on previously announced assumptions, including net interest expense in the range of $55 to $57 million and an adjusted tax rate of 26% to 28%. While Flowserve expects 2019 earnings to reflect our traditional seasonality, the Company expects the greater weighting in the second half of the year, as additional transformation benefits are realized.

First Quarter 2019 Results Conference Call

Flowserve will host its conference call with the financial community on Friday, May 3rd at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2019 EPS will exclude the Company’s realignment expenses, the impact from other specific one-time events and below-the-line foreign currency effects and utilizes year-end 2018 FX rates and approximately 132 million fully diluted shares.

– FX headwind is calculated by comparing the difference between the actual average FX rates of 2018 and the year-end 2018 spot rates both as applied to our 2019 expectations, divided by the number of shares expected for 2019.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended March 31,
(Amounts in thousands, except per share data)	2019	2018

Sales	$890,051	$919,954
Cost of sales	(595,975)	(648,521)
Gross profit	294,076	271,433
Selling, general and administrative expense	(205,154)	(229,176)
Net earnings from affiliates	2,309	3,168
Operating income	91,231	45,425
Interest expense	(14,031)	(14,879)
Interest income	2,023	1,639
Other income (expense), net	(3,140)	(7,155)
Earnings before income taxes	76,083	25,030
Provision for income taxes	(16,587)	(8,571)
Net earnings, including noncontrolling interests	59,496	16,459
Less: Net earnings attributable to noncontrolling interests	(2,235)	(1,316)
Net earnings attributable to Flowserve Corporation	$57,261	$15,143

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$0.12
Diluted	0.44	0.12

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2019
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$890,051	$-		$-		$890,051
Gross profit	294,076	(5,500)		-		299,576
Gross margin	33.0%	-		-		33.7%

Selling, general and administrative expense	(205,154)	17,430		(8,413)	(3)	(214,171)
Loss on sale of business	-	-		-		-

Operating income	91,231	11,930		(8,413)		87,714
Operating income as a percentage of sales	10.3%	-		-		9.9%

Interest and other expense, net	(15,148)	-		(2,707)	(4)	(12,441)

Earnings before income taxes	76,083	11,930		(11,120)		75,273
Provision for income taxes	(16,587)	(19)	(2)	2,711	(5)	(19,279)
Tax Rate	21.8%	0.2%		24.4%		25.6%

Net earnings attributable to Flowserve Corporation	$57,261	$11,911		$(8,409)		$53,759

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.44	$0.09		$(0.06)		$0.41
Diluted	0.44	0.09		(0.06)		0.41

Basic number of shares used for calculation	130,982	130,982		130,982		130,982
Diluted number of shares used for calculation	131,532	131,532		131,532		131,532

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment (expense) income incurred as a result of realignment programs. Income in selling, general and administrative due to gains from the sales of non-strategic manufacturing facilities that are included in our Realignment Programs.
(2) Includes tax impact of items above
(3) Represents Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended March 31, 2018
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$ 919,954	$ -		$ -		$ 919,954
Gross profit	271,433	(7,156)		-		278,589
Gross margin	29.5%	-		-		30.3%

Selling, general and administrative expense	(229,176)	(4,318)		(5,467)	(3)	(219,391)

Operating income	45,425	(11,474)		(5,467)		62,366
Operating income as a percentage of sales	4.9%	-		-		6.8%

Interest and other expense, net	(20,395)	-		(7,952)	(4)	(12,443)

Earnings before income taxes	25,030	(11,474)		(13,419)		49,923
Provision for income taxes	(8,571)	2,295	(2)	2,838	(5)	(13,704)
Tax Rate	34.2%	20.0%		21.1%		27.5%

Net earnings attributable to Flowserve Corporation	$ 15,143	$ (9,179)		$ (10,581)		$ 34,903

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$ 0.12	$ (0.07)		$ (0.08)		$ 0.27
Diluted	0.12	(0.07)		(0.08)		0.27

Basic number of shares used for calculation	130,761	130,761		130,761		130,761
Diluted number of shares used for calculation	131,095	131,095		131,095		131,095

(a) Reported in conformity with U.S. GAAP
Notes:
(1) Represents realignment expense incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents $5.0 million related to implementation costs for the adoption of ASC 606 and $0.5 million related to Flowserve 2.0 transformation efforts
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

SEGMENT INFORMATION
(Unaudited)
FLOWSERVE PUMP DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2019	2018
Bookings	$750.2	$604.2
Sales	609.4	644.4
Gross profit	200.6	183.3
Gross profit margin	32.9%	28.4%
SG&A	122.4	151.8
Segment operating income	80.5	34.7
Segment operating income as a percentage of sales	13.2%	5.4%

FLOW CONTROL DIVISION	Three Months Ended March 31,
(Amounts in millions, except percentages)	2019	2018
Bookings	$319.8	$327.3
Sales	282.1	277.2
Gross profit	97.7	88.2
Gross profit margin	34.6%	31.8%
SG&A	53.3	54.3
Segment operating income	44.4	33.9
Segment operating income as a percentage of sales	15.7%	12.2%

First Quarter 2019 - Segment Results
(dollars in millions, comparison vs. 2018 first quarter, unaudited)

	FPD	FCD
	1st Qtr	1st Qtr
Bookings	$750.2	$319.8
- vs. prior year	24.2%	-2.3%
- on constant currency	29.0%	1.0%

Sales	$609.4	$282.1
- vs. prior year	-5.4%	1.8%
- on constant currency	-1.8%	5.3%

Gross Profit	$200.6	$97.7
- vs. prior year	9.4%	10.8%

Gross Margin (% of sales)	32.9%	34.6%
- vs. prior year (in basis points)	450 bps	280 bps

Operating Income	$80.5	$44.4
- vs. prior year	131.9%	31.1%
- on constant currency	145.9%	35.0%

Operating Margin (% of sales)	13.2%	15.7%
- vs. prior year (in basis points)	780 bps	350 bps

Adjusted Operating Income *	$67.2	$45.2
- vs. prior year	57.0%	24.9%
- on constant currency	68.5%	28.5%

Adj. Oper. Margin (% of sales)*	11.0%	16.0%
- vs. prior year (in basis points)	440 bps	290 bps

Backlog	$1,423.5	$645.8

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 31,	December 31,
(Amounts in thousands, except par value)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$637,710	$619,683
Accounts receivable, net of allowance for doubtful accounts of $51,525 and $51,501, respectively	781,382	792,434
Contract assets, net	224,850	228,579
Inventories, net	680,191	633,871
Prepaid expenses and other	112,490	108,578
Total current assets	2,436,623	2,383,145
Property, plant and equipment, net of accumulated depreciation of $968,279 and $956,634, respectively	587,915	610,096
Operating lease right-of-use assets, net	198,656	-
Goodwill	1,191,706	1,197,640
Deferred taxes	47,745	44,682
Other intangible assets, net	186,290	190,550
Other assets, net	197,562	190,164
Total assets	$4,846,497	$4,616,277

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$398,052	$418,893
Accrued liabilities	405,633	391,406
Contract liabilities	207,742	202,458
Debt due within one year	72,197	68,218
Operating lease liabilities	37,807	-
Total current liabilities	1,121,431	1,080,975
Long-term debt due after one year	1,392,238	1,414,829
Operating lease liabilities	160,315	-
Retirement obligations and other liabilities	464,527	459,693
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	487,673	494,551
Retained earnings	3,575,014	3,543,007
Treasury shares, at cost – 45,969 and 46,237 shares, respectively	(2,037,586)	(2,049,404)
Deferred compensation obligation	7,107	7,117
Accumulated other comprehensive loss	(566,400)	(573,947)
Total Flowserve Corporation shareholders' equity	1,686,799	1,642,315
Noncontrolling interests	21,187	18,465
Total equity	1,707,986	1,660,780
Total liabilities and equity	$4,846,497	$4,616,277

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended March 31
(Amounts in thousands)	2019	2018

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$59,496	$16,459
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	23,361	24,693
Amortization of intangible and other assets	4,105	4,220
Stock-based compensation	7,609	3,962
Foreign currency and other non-cash adjustments	(15,454)	(7,227)
Change in assets and liabilities:
Accounts receivable, net	8,174	41,850
Inventories, net	(49,478)	(48,599)
Contract assets, net	1,631	(64,402)
Prepaid expenses and other assets, net	(5,128)	203
Accounts payable	(15,399)	(59,645)
Contract liabilities	5,567	(3,870)
Accrued liabilities and income taxes payable	11,462	(32,583)
Retirement obligations and other	(652)	(2,024)
Net deferred taxes	3,225	6,236
Net cash flows provided (used) by operating activities	38,519	(120,727)
Cash flows – Investing activities:
Capital expenditures	(10,638)	(13,490)
Proceeds from disposal of assets and other	39,211	600
Net cash flows provided (used) by investing activities	28,573	(12,890)
Cash flows – Financing activities:
Payments on long-term debt	(15,000)	(15,000)
Proceeds under other financing arrangements	1,660	76
Payments under other financing arrangements	(2,484)	(4,198)
Payments related to tax withholding for stock-based compensation	(2,861)	(2,288)
Payments of dividends	(24,909)	(24,826)
Other	(192)	(619)
Net cash flows provided (used) by financing activities	(43,786)	(46,855)
Effect of exchange rate changes on cash	(5,279)	12,684
Net change in cash and cash equivalents	18,027	(167,788)
Cash and cash equivalents at beginning of period	619,683	703,445
Cash and cash equivalents at end of period	$637,710	$535,657

CONTACT:
Flowserve Contacts
Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (972) 443-6636

Media Contact:
Lars Rosene, Vice President, Corporate & Marketing Communications (972) 443-6644